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                                 Exhibit 23(a)
                      CONSENT OF INDEPENDENT ACCOUNTANTS

Summit Securities, Inc.
Spokane, Washington

         We consent to the incorporation by reference in this Registration Statement on Form S-2 of our reports, which include an explanatory paragraph describing changes in the methods of accounting for the transfer and servicing of financial assets in fiscal 1997 and for impaired loans in fiscal 1996, dated November 20, 1998 on our audits of the consolidated financial statements and financial statement schedules of Summit Securities, Inc. and its subsidiaries as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, which report is included in the Annual Report on Form 10-K.

        We also consent to the reference of our firm under the caption
"Experts."

                                  /s/ PricewaterhouseCoopers LLP
                                  --------------------------------
                                  PricewaterhouseCoopers LLP


Spokane, Washington
January 25, 1999